SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
June 17, 2004

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada		L6T 5P6

(address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.	Other Events

     On June 17, 2004, Nortel Networks Corporation (the “Company”) received a letter dated June 15, 2004 from the Toronto Stock Exchange (the “TSX”) advising the Company that it is in breach of the financial statement filing requirements and related TSX notification requirements concerning the delayed filing of financial statements of the TSX Company Manual, which sets forth the TSX’s continued listing requirements. The letter indicated that the TSX will take no further action at this time and that the Company will be contacted directly should any development arise that changes the views of the TSX. The Company intends to apply to the TSX to request an extension for the filing and mailing of its annual and interim financial statements. As previously announced, the Company continues to devote significant resources to the completion and filing of its financial statements as soon as practicable.

     The Company owns all of the Registrant’s common shares and the Registrant is the Company’s principal direct operating subsidiary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Deborah J. Noble
Deborah J. Noble
Corporate Secretary

By:	/s/ Blair F. Morrison
Blair F. Morrison
Assistant Secretary

Dated:   June 24, 2004